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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): October 3, 2005

                               HILAND PARTNERS, LP
             (Exact name of registrant as specified in its charter)

            DELAWARE                  000-51120            71-0972724
  (State or other jurisdiction       (Commission         (IRS Employer
        of incorporation)            File Number)      Identification No.)

                            205 West Male, Suite 1100
                              Enid, Oklahoma 73701
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (580) 242-6040


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS;
APPOINTMENT OF PRINCIPAL OFFICERS.

     On September 30, 2005, the Board of Directors of Hiland Partners GP, LLC ("GP LLC"), the general partner of Hiland Partners, LP, increased the number of directors constituting the Board of Directors of GP LLC from six to seven. In addition, the Board of Directors of GP LLC elected Shelby Odell to fill the newly created directorship resulting from the increase in the authorized number of directors.

     Mr. Odell has 40 years experience in the petroleum business, including marketing, distribution, acquisitions, innovation of new asset opportunities, and management. From 1974 to 2000, Mr. Odell held several positions with Koch Industries. He retired in 2000 as President of Koch Hydrocarbon Company and Sr. Vice President of Koch Industries. Prior to joining Koch, Mr. Odell advanced through several positions with Phillips Petroleum Company. He is a past member of the Board of Directors of the Gas Processors Association and holds an Associate Degree in Accounting from Enid Business College.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        HILAND PARTNERS, LP

                                        By:  HILAND PARTNERS GP, LLC,
                                             ITS GENERAL PARTNER

                                             By:    /s/  Ken Maples
                                                    ----------------------------
                                             Name:  Ken Maples
                                             Title: Chief Financial Officer,
                                                    Vice  President--Finance,
                                                    Secretary and Director

October 3, 2005